UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2016

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June  9, 2016, Asterias Biotherapeutics, Inc. (the "Company") held its 2016 annual meeting of stockholders (the "Annual Meeting").  The following matters were voted on by the stockholders at the Annual Meeting: (i) the election of nine directors, (ii) the amendments to the 2013 Equity Incentive Plan (the "Plan"), including an increase in the number of shares of the Company's Series A common stock ("Common Stock")  issuable under the plan to 11.0 million shares, an increase of 3.0 million shares, (iii) the ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 and (iv) the advisory vote regarding compensation of the Company's Named Executive Officers.

As of the record date of May 3, 2016, there was a total of 38,683,975 shares of Common Stock outstanding and entitled to vote at the meeting.  The holders of 34,519,077 shares of Common Stock executed and delivered valid proxies at the annual meeting, which were duly voted at the Annual Meeting. The results of the stockholder votes are as follows:

Election of Directors

Each of the following directors was elected by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Andrew Arno	28,770,805	422,403	5,325,869
Don M. Bailey	29,027,411	165,797	5,325,869
Stephen L. Cartt	28,999,872	193,336	5,325,869
Alfred D. Kingsley	28,997,004	196,204	5,325,869
Richard T. LeBuhn	28,768,320	424,888	5,325,869
Aditya Mohanty	28,993,908	199,300	5,325,869
Natale S. Ricciardi	28,768,195	425,013	5,325,869
Howard I. Scher	29,026,624	166,584	5,325,869
Michael D. West	28,994,787	198,421	5,325,869

Amendments to the Plan

The amendments to the Plan were approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
28,295,308	883,232	14,668	5,325,869

Ratification of OUM & Co. LLP as the Company’s independent registered public accountants

OUM & Co. LLP as the Company’s independent registered public accountants was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
34,266,271	60,768	192,038	-

Advisory vote regarding compensation of the Company's Named Executive Officers

The compensation of the Company's Named Executive Officers was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
28,999,973	149,863	43,372	5,325,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: June 14, 2016	By:	/s/ Steve Cartt Chief Executive Officer